EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between Compass Bank (the "Assignor") and Branch Banking and Trust Company (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor: Compass Bank
2. Assignee: Branch Banking and Trust Company
3. Borrower: Weingarten Realty Investors

1. Administrative Agent	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

2. Credit Agreement:
The Amended and Restated Credit Agreement dated as of September 30, 2011 among Weingarten Realty Investors, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties hereto.

3.     * Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/L08ns tor all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Conul1itmentiLoans
Commitment	$500,000,000.00	$25,000,000.00	5.000000000%

Effective Date: September 6, 2012 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH
SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER
THEREFOR.]
The terms set forth in this Assignment sad Assumption are hereby agreed to:
ASSIGNOR
COMPASS BANK
By: /s/ Dan Killian Title: Sr. Vice President
ASSIGNEE
Branch Banking and Trust Company
By: /s/ Chris Verwoerdt______Title: Senior Vice President

Consented to and Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By    /s/ Daniel Hunter
Daniel Hunter
Title:    Authorized Signatory

Borrowers Consent:
Weingarten Realty Investors:
By     /s/ Stephen C. Richter
Stephen C. Richter
Title:    EVP & CFO